SCHEDULE 14A
                 Information Required in Proxy Statement

                   SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934
                      (Amendment No.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       ADM Tronics Unlimited, Inc.
             (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)Title of each class of securities to which transaction applies:

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(2)Aggregate number of securities to which transaction applies:

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(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

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(4)Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]Fee paid previously with preliminary materials.
[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount previously paid:

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(2)Form, Schedule or Registration Statement No.:

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(3)Filing Party:

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(4)Date Filed:

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                      ADM TRONICS UNLIMITED, INC.
                         224-S PEGASUS AVENUE
                      NORTHVALE, NEW JERSEY 07647


                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         December 4, 1998

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of ADM Tronics Unlimited, Inc. (the "Company") will be held at 10 A.M., Eastern Time, on December 4, 1998 at Suite 330, 5100 Town Center Circle, Boca Raton, Florida for the following purposes:

   1. To consider and act upon a proposed amendment to ARTICLE FOURTH of the Company's Certificate of Incorporation (the form of which is attached hereto as Exhibit A) to effect a reverse stock split in which each four shares of the Company's common stock, par value $.0005 per share, will be reclassified and changed into one share of new common stock ("New Common Stock"), par value $.002 per share, and to decrease the aggregate number of shares of common stock which the Company is authorized to issue from 150,000,000 to 37,500,000, and

   2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on October 26, 1998 will be entitled to notice of and to vote at the Special Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS
                                  ANDRE' DI MINO, SECRETARY

Northvale, New Jersey
November 17, 1998

                                 IMPORTANT

IT IS IMPORTANT THAT AS MANY SHARES AS POSSIBLE BE VOTED IN PERSON OR BY PROXY, THEREFORE, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. THE RETURN OF A PROXY WILL NOT AFFECT, IMPAIR OR RESTRICT YOUR RIGHTS AS A SHAREHOLDER TO REVOKE THE PROXY OR TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON. IT WILL HOWEVER, HELP TO AVOID ADDED PROXY SOLICITATION COSTS.


                        ADM TRONICS UNLIMITED, INC.
                           224-S PEGASUS AVENUE
                       NORTHVALE, NEW JERSEY 07647

                             PROXY STATEMENT

   The enclosed proxy is being solicited by ADM Tronics Unlimited, Inc.
(the "Company") for use at the Special Meeting of Shareholders to be held at 10 A.M., Eastern Time, on December 4, 1998 at Suite 330, 5100 Town Center Circle, Boca Raton, Florida and any adjournment or adjournments thereof.
The Company has been advised by the members of the Board of Directors that each of them intends to vote in favor of the proposal described below. This Proxy Statement and the accompanying form of Proxy are first being sent to shareholders on or about the date hereof.

                       OUTSTANDING VOTING SECURITIES

     At the close of business on October 26, 1998 (the "record date"), there were 46,649,907 shares of common stock of the Company issued and outstanding (the "Common Stock"). Each such share is entitled to one vote on each matter submitted to shareholders. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

   The following table sets forth certain information as of October 26, 1998 with respect to any person who is known to the Company to be the beneficial owner of more than 5% of any class of its voting securities and as to each class of the Company's equity securities beneficially owned by its directors and directors and officers as a group:

Title        Name and Address         Amount           Approximate
of           of Beneficial            of               Percent
Class        Owner                    Beneficial       of
                                      Ownership(1)     Class

Common       Dr. Alfonso Di Mino      2,334,239(2)     5%(2)
Stock,       224-S Pegasus Ave.       shares
$.0005       Northvale, NJ 07647
par value

Common       Andre' Di Mino           7,672,696(3)     16%(3)
Stock,       224-S Pegasus Ave  .     shares
$.0005       Northvale, NJ 07647
par value                             1,700,000(4)      4%(4)
                                      shares

                                      3,400,000(5)      7%(5)
                                      shares

                                      2,925,000(6)      6%(6)
                                      shares

Common         Vincent Di Mino        1,887,928(7)      4%(7)
Stock,         224-S Pegasus Ave.     shares
$.0005         Northvale, NJ 07647
par value
                                      5,100,000(8)     11%(8)
                                      shares

Common         Thomas Petrie          -0-               -
Stock,         32 Deerhaven Lane      shares
$.0005         Newfoundland, NJ 07927
par value

Common         John Berenyi           4,000               (9)
Stock,         12 Washington Avenue   shares
$.0005         Westport, CT 06880
par value


Common         Friedlander            2,896,600        6%
Stock          International Limited  shares
$.0005         Charlotte House
par value      Nassau, Bahamas

Common         Burton Friedlander     3,313,600        7%
Stock          104 Field Point Road   shares
$.0005         Greenwich, CT 06830
par value

Common         The American Heritage  2,500,000 (11)   5% (11)
Stock,         Fund, Inc.             shares
$.0005         1370 Avenue of the Americas
par value      New York, N.Y. 10019

Common         Officers and Direc-    19,923,863 (12)  39%(12)
Stock,         tors as a group        shares
$.0005         (5 persons)
par value

(1) Unless otherwise noted below, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Accordingly, the table does not reflect the 715,741, 577,078, 700,000, 200,000 and 3,000,000 shares of Common Stock underlying options granted to Dr. Alfonso Di Mino, Andre' Di Mino, Vincent Di Mino, Thomas
Petrie and Burton Friedlander, respectively which, other than the latter option, are not exercisable until February 1999. Mr. Fridlander's option will become exercisable May 1, 1999. In addition, the table does not reflect 100,000 and 3,000,000 shares of Common Stock underlying options which the Company has agreed to issue, but has not yet issued, to John Berenyi and a corporation controlled by Heiko H. Thieme, respectively. Mr.Thieme is the Chief Executive Officer of The American Heritage Fund, Inc.
Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(2) Represents (a) 1,004,239 shares of Common Stock directly owned by Dr. Di Mino, (b) 1,000,000 shares of Common Stock beneficially owned by the spouse of Dr. Di Mino, in which shares Dr. Di Mino disclaims any beneficial ownership, and (c) 1,330,000 shares of Common Stock, which includes the 1,000,000 shares described in (b) above, subject to an agreement dated July 8, 1987 pursuant to which Dr. Di Mino has the power to vote such shares.

(3) Represents 7,672,696 shares of Common Stock directly owned by Mr. Di
Mino.

(4) Represents 1,700,000 shares of Common Stock held by the Andre' Di Mino Irrevocable Trust, a Trustee and the beneficiary of which is Andre' Di Mino who may be deemed to be a beneficial owner of the shares held by such Trust.

(5) Represents 1,700,000 shares of Common Stock held each by the Maria Elena Di Mino and Maurice Di Mino Irrevocable Trusts, a Trustee of which is Andre Di Mino who may be deemed to be a beneficial owner of the shares held by such Trusts by reason of his power to vote such shares.

(6) Represents shares held of record by Andre' Di Mino, as trustee, under a Voting Trust Agreement with Electropharmacology, Inc. and Jones, Day, Reavis & Pogue.

(7) Represents (a) 1,287,928 shares of Common Stock directly owned by Vincent Di Mino, (b) 300,000 shares of Common Stock beneficially owned by the spouse of Vincent Di Mino, and (c) 300,000 shares of Common Stock owned by the child of Vincent Di Mino who resides in his home, in all of which shares set forth in (b) and (c) of this Note (7) Mr. Di Mino disclaims any beneficial ownership.

(8) Represents 5,100,000 shares of Common Stock of which 1,700,000 such shares are held by each of the Andre' Di Mino Irrevocable Trust, the Maria Elena Di Mino Irrevocable Trust and the Maurice Di Mino Irrevocable Trust. Vincent Di Mino, a Trustee of each of such Trusts, may be deemed to be a beneficial owner of the shares held by such Trusts by reason of his power to vote such shares.

(9) Represents less than 1%.

(10) Represents 2,896,600 shares beneficially owned by Friedlander International Limited and 417,300 shares owned by a pooled account managed by Mr. Friedlander. Mr. Friedlander is the Chief Executive Officer and sole shareholder of the General Partner of Friedlander International Limited.

(11) The table does not reflect 1,250,000 shares of Common Stock and 1,000,000 shares of Common Stock underlying a Warrant owned by The Global Opportunity Fund Limited of which company Heiko H. Thieme is the Chief Executive Officer. Mr. Thieme has disclaimed any beneficiary interest in such shares.

(12) See Notes above.

                             VOTING PROCEDURE

   Shares cannot be voted at the meeting unless the owner of record at the close of business on the record date for the Special Meeting is present to vote in person or is represented by a valid proxy. The enclosed proxy is a means by which a shareholder may authorize the voting of his shares at the Special Meeting. All shares represented by valid proxies received by the Company prior to the time they are voted will be voted as specified by the shareholder. A proxy may be revoked by the shareholder at any time prior to the time it is voted by the delivery of written notice of the revocation to the Secretary of the Company or by voting in person at the Special Meeting.

   All votes, including ballots, will be counted by one or more inspectors to be appointed by the Company prior to the Special Meeting. The Company will reject a vote or proxy appointment if such inspector(s), acting in good faith, have reasonable doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

   The affirmative vote of a majority of the shares of Common Stock is necessary to approve the amendment to the Company's Certificate of Incorporation to effect the reverse stock split and the reduction in the authorized number of shares (collectively, the "Reverse Stock Split"). Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's Common Stock will not be voted on such matter. Accordingly, an abstention from voting on a matter by a person present in person or represented by proxy at the Meeting has the same effect as a vote against the matter. Broker non-votes will also have the same effect as a vote against the Reverse Stock Split.

   In the event that sufficient votes are not received for approval of any of the proposals to be considered at the Special Meeting, persons named as proxies may propose one or more adjournments of the Special Meeting aggregating not more than 120 days to permit further solicitation of proxies. Any such adjournment or adjournments will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Special Meeting. Persons named as proxies will vote in favor of such adjournment those proxies which instruct them to vote in favor of the Reverse Stock Split and will vote against any such adjournment those proxies which instruct them to vote against or abstain from voting on the Reverse Stock Spit. The cost of such additional solicitation and of any adjourned session will be borne by the Company.

                            PROXY SOLICITATION

   Proxies will be solicited primarily by mail. The cost of the solicitation will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies by telephone, facsimile transmission, telegraph or in person. These persons will receive no compensation therefor but will be reimbursed by the Company for any expenses incurred thereby. Arrangements will be made by the Company with brokers, nominees, fiduciaries and other custodians to reimburse them for their charges and expenses in forwarding proxy materials to the beneficial owners of shares registered in their names.

   The majority of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the Special Meeting.


                 AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S
                        CERTIFICATE OF INCORPORATION

   The Board of Directors has adopted and recommended to the shareholders approval of an amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split, pursuant to which each four shares of the Common Stock will be reclassified and changed into one share of New Common Stock and the aggregate number of shares of common stock which the Company is authorized to issue will be decreased from 150,000,000 to 37,500,000.

   As a means of increasing the per share bid price to permit the Common Stock to continue to be listed on the Nasdaq SmallCap Market, improving marketability of the Common Stock and based on other considerations, on November 5, 1998, the Board of Directors approved, subject to the stockholder approval solicited hereby, a proposal to amend the Certificate of Incorporation to effect the Reverse Stock Split.

   Although the Company's Board of Directors believes as of the date of this Proxy Statement that the one-for-four Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time before it is effected, including any such time before, during, or after the Special Meeting. In addition, depending upon prevailing market conditions, the Board of Directors may deem it advisable to implement the Reverse Stock Split and concurrently declare a stock-for-stock dividend in a ratio to be determined, the latter of which does not require stockholder approval. Depending upon the amount of any such stock-for-stock dividend, the decrease in the number of issued and outstanding shares resulting from the Reverse Stock Split would be partially offset, potentially to the extent that the result will be the same as if a one-for-four, one-for-three or other reverse stock split ratio had been approved by the Company's stockholders. The net effect of implementation of the Reverse Stock Split and any subsequent dividend declarations described herein will not result in more than four shares of Common Stock being changed into each share of New Common Stock.

                 REASON FOR THE REVERSE STOCK SPLIT PROPOSAL

   The Common Stock is currently listed on the Nasdaq SmallCap Market. The Board of Directors believes that the continued listing of the Company's
Common Stock on the Nasdaq SmallCap Market is important for the marketability of the Common Stock and the prestige of the Company in the financial community. Nasdaq requires, with respect to continued listing,
among other things,  a minimum bid price of $1.00.   Because the Common Stock
had a closing bid price of less than $1.00 for at least ten consecutive trading days, the Nasdaq SmallCap Market may delist the Common Stock.
The Company has been notified by Nasdaq that if the closing bid price of the Common Stock is not at least $1.00 per share on or before December 11, 1998 and at least the next ten trading days, the Common Stock will be delisted from Nasdaq. In addition, if the Company is not otherwise in compliance with Nasdaq's requirements, the Common Stock will also be delisted from Nasdaq.
The Board of Directors believes that the Reverse Stock Split, by decreasing the number of shares outstanding, shouldincrease the bid price per share of Common Stock and is necessary in order to permit the Company to meet the bid price requirement for continued listing on the Nasdaq SmallCap Market. The Company believes that the increased share price expected to result from the Reverse Stock Split may enable the Company to continue to list its Common
Stock on the Nasdaq SmallCap Market. However, the decision is beyond the control of the Company and may depend on a number of factors in addition to the quantitative criteria discussed herein, and there can be no assurance that the Common Stock will continue to be listed on the Nasdaq SmallCap
Market even if the Reverse Stock Split is effected or will not be delisted prior to the Special Meeting of Shareholders. Furthermore, there can be no assurance that the market price of the New Common Stock will increase to, or remain above, $1.00 per share after the Reverse Stock Split. The Company is aware that following a reverse stock split, in substantially all of such instances a company's stock price will fail to reach or sustain a price equal to the pre-split price multiplied by the reverse split multiple.

     If the Company does not effect the Reverse Stock Split or is unable in the future to satisfy the Nasdaq Small Cap Market maintenance requirements, its securities can be expected to be delisted from Nasdaq. In such event, trading, if any, in the Common Stock or New Common Stock, as the case may be, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of such securities could be severely adversely affected, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for such securities than might otherwise be attained.

   Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the nature of investors who acquire it, or the Company's reputation in the financial community. However, in practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, will not extend margin credit on stock trading at low prices, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Many brokerage houses are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint.

   There can be no assurance that the market price of the New Common Stock immediately after implementation of the Reverse Stock Split will be maintained for any period of time, that such market price will approximate four times (or some other multiple of) the market price of the Common Stock before the proposed Reverse Stock Split, or that such market price of the Common Stock will exceed or remain in excess of the current market price of the Common Stock.


                  CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

   If the Reverse Stock Split is approved by the Stockholders at the Special Meeting and the Company's Board of Directors subsequently determines that it is advisable to proceed with the Reverse Stock Split, the result (without giving effect to the stock dividend, if any, referred to above) would be that each stockholder of the Company who owns four or more shares of Common Stock will own one share of New Common Stock for each four shares of Common Stock held immediately prior to the Reverse Stock Split. No fractional shares or scrip would be issued and the number of shares of Common Stock issuable to each stockholder will be rounded up to the next whole number. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during, or after the Special Meeting and prior to filing of the amendment to the company's Certificate of Incorporation with the Secretary of State of the State of Delaware without further action by the stockholders of the Company.

   The Reverse Stock Split would not affect any stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares. In addition, the Reverse Stock Split should not reduce the number of stockholders of the Company. The voting rights and other privileges of the holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

   THE BOARD OF DIRECTORS HAS CONCLUDED THAT THE POTENTIAL BENEFITS OF THE AMENDMENT TO THE COMPANY AND ITS SHAREHOLDERS OUTWEIGH THE POSSIBLE DISADVANTAGES.

                  SHAREHOLDER PROPOSALS FOR THE COMPANY'S NEXT
                         ANNUAL MEETING OF SHAREHOLDERS

   The deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy relating to the next Annual
Meeting of Shareholders is November 30, 1999. In order to avoid controversy, shareholders should submit their proposals by means, including electronic means, that permit them to prove the date of delivery. The
Company may exclude a proposal, but only after it has notified the shareholder of the problem, and the shareholder has failed to adequately correct it. Within 14 calendar days of receiving the proposal, the Company must notify the shareholder in writing of any procedural or eligibility deficiencies, as well as the time frame for the response. The response must be postmarked, or transmitted electronically, no later than 14 days from the date the Company's notification is received. The Company need not provide such notice of a deficiency if the deficiency cannot be remedied, such as a failure to submit a proposal by the Company's properly determined deadline. If the Company intends to exclude the proposal, it will later have to make a requisite submission with the Securities and Exchange Commission and provide the shareholder with a copy.

                                OTHER MATTERS

   The Company's management does not know of any other matters to be presented at the Special Meeting other than those stated above. If any other business should come before the Special Meeting, proxies will be voted thereon in accordance with the views of the Company's management.

DATED: November 17, 1998
BY ORDER OF THE BOARD OF DIRECTORS

                                     EXHIBIT A

   This Corporation is authorized to issue THIRTY SEVEN MILLION FIVE HUNDRED THOUSAND (37,500,000) Shares of Common Stock, $.002 par value, which shall be designated "Common Shares" and FIVE MILLION (5,000,000) shares of Preferred Stock, $.01 par value, which shall be designated "Preferred Shares." The Preferred Shares shall be designated and issued in such series and upon such terms and conditions as the Board of Directors may from time to time determine. Such terms and conditions shall include, but not be limited to, the entitlement of the holders of the Preferred Shares to (a) cumulative, non-cumulative or partially cumulative dividends,
(b) the preference over any other class or classes of shares as to the payment of dividends, (c) the preference in the assets of the Corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the Corporation, (d) the convertibility, if any, into shares of any other class or into shares of any series of the same or any other class, and (e) voting rights, if any. Each issued and outstanding share of the Common Stock and each share held in treasury shall be, without any further action on the part of the Corporation or any stockholder, automatically changed and reclassified into one-fourth of a share of Common Stock of the Corporation (the "Recapitalization") and each certificate representing outstanding shares of Common Stock shall automatically and without further action on the part of the holder thereof represent the number of shares of Common Stock issuable with respect to the number of shares of Common Stock represented by such certificate. No fractional shares of Common Stock shall be issued in connection with the Recapitalization and the number of shares of Common Stock issuable in connection with the Recapitalization shall be rounded up to the next highest number.























                         ADM TRONICS UNLIMITED, INC.
                 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                               TO BE HELD ON
                              December 4, 1998

   The undersigned hereby constitutes and appoints Dr. Alfonso Di Mino and Andre' Di Mino as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of (the "Company") to be held at 10 A.M., Eastern Time, on December 4, 1998 at Suite 330, 5100 Town Center Circle, Boca Raton, Florida and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy Statement:

   1.  __ FOR    __ AGAINST    __ ABSTAIN

To amend ARTICLE FOURTH of the Company's Certificate of Incorporation to to effect a reverse stock split in which each four shares of the Company's common stock, par value $.0005 per share, will be reclassified and changed into one share of new common stock, par value $.002 per share and to decrease the aggregate number of shares of common stock which the Company is authorized to issue from 150,000,000 to 37,500,000.

   2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR ITEM 1 WHICH HAS BEEN PROPOSED BY THE COMPANY. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the Item herein.

DATED:            , 1998                   (Signature)


                                           (Signature)

NOTE:   Please sign exactly as your name or names appear on this card.
Joint owners should each sign personally. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such. Please sign date and return this proxy in the enclosed envelope.